Exhibit 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

In connection with the Annual Report on Form 10-K of Santo Mining Corporation (the “Company”) for the fiscal year ended July 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alain French, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Annual Report on Form 10-K for the year ended July 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Annual Report on Form 10-K for the year ended July 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of Santo Mining Corporation.

Date: November 13, 2013

SANTO MINING CORPORATION

By: /s/ Alain French
Alain French President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Director (Duly Authorized, Principal Executive Officer and Principal Financial Officer)